                                   EXHIBIT 4

                              REGISTRATION RIGHTS


    1.  DEFINITIONS.  For purposes of this Appendix II:

        (a) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act and the declaration or ordering of effectiveness of such registration statement or document;

        (b) The term "Registrable Securities" means (1) the Common Stock of the Company issued pursuant to the Agreement (the "Purchasers' Stock") and
(2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Purchasers' Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's rights under this Appendix II were not assigned in conformity with this Appendix II;

        (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock then outstanding, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities, that are Registrable Securities.

        (d)  The term "Company" means Mission West Properties.

        (e) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 13 hereof; and

        (f) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

        (g)  The term "Act" means the Securities Act of 1933, as amended.

        (h) The "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (i) The "Agreement" means the Stock Purchase Agreement dated as of November 12, 1997 by and among the Company and the purchasers named therein.

    2.   REQUEST FOR REGISTRATION.

         (a) If the Company shall receive a written request from the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least twenty-five percent (25%) of the Registrable Securities then outstanding, the Company shall use its diligent best efforts to, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations in subsection 2(b), effect as soon as practicable, and in any event within one hundred twenty (120) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 8.5 of the Agreement; provided that no such request need be accepted if the Company agrees to effect registration of such Registrable Securities pursuant to Section 3 or 4 hereof, instead, and thereafter diligently pursues such registration.

         (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2, and the Company shall include such information in the written notice referred to in subsection 2(a). The underwriter will be selected by a majority-in-interest of the Initiating Holders and shall be an underwriter of nationally recognized standing reasonably acceptable to the Company. In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority-in-interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 5(a)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; PROVIDED, HOWEVER, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities to be offered for sale by any security holder are first entirely excluded from the underwriting.

         (c) The Company is obligated to effect only one (1) registration pursuant to this Section 2.

         (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration pursuant to this Section 2 a certificate signed by the President of the Company stating that (i) in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, or (ii) the Company intends to file a registration statement within one hundred eighty (180) days thereafter, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holders; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any twelve (12)-month period. In addition, the Company shall not be required to effect any sale of securities, including Registrable Securities, in a public offering at a price lower than Three Dollars ($3.00) per share.

    3. COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty
(20) days after mailing of such notice by the Company in accordance with
Section 8.5 of the Agreement, the Company shall, subject to the provisions of
Section 9 hereof, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.


    4. SHELF REGISTRATION. Upon the request of any Holders of at least twenty-five percent (25%) of the Registrable Securities, the Company shall file, and use its best efforts to have declared effective under the Act by the sixtieth (60th) day after the later of (i) the date the Company receives such request and (ii) the date on which Form S-3 becomes available for a sale or disposition of Registrable Securities by the Holders, a "shelf" registration statement pursuant to the requirements of the Act on Form S-3 or another appropriate form pursuant to Rule 415 under the Act (or any successor rule or regulation) covering the disposition of all Registrable Securities in one or more underwritten offerings, block transactions, broker transactions, at-the-market transactions, and in such other manner or manners as may be specified by any Holder. The Company shall use its best efforts to keep such "shelf" registration continuously effective as long as the delivery of a prospectus is required under the Act in connection with the disposition of the Registrable Securities registered thereby and in furtherance of such obligation, shall supplement or amend such registration statement if, as, and when required by the rules, regulations and instructions applicable to the form used by the Company for such registration or by the Act or by any other rules and regulations thereunder applicable to shelf registrations. The Company shall provide all Holders with written notice of the filing of such shelf registration statement within five (5) days after such registration statement has been filed with the SEC. The obligations of the Company set forth in of Section 5(a) hereof (other than clauses (v) and (vii)) shall apply with respect to any such shelf registration. If the Company delivers to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company or its shareholders for any Holder to offer or sell any Registrable Securities under the shelf registration statement for a period set forth in such certificate not to exceed one hundred twenty (120) days and commencing no earlier than ten (10) days after the date such certificate is so delivered (the "Blackout Period"), no such Holder shall offer or sell any Registrable Securities during such Blackout Period, provided that the Company shall have the right to deliver such a certificate only once during each twelve (12)-month period.


    5.  OBLIGATIONS OF THE PARTIES.

        (a) Whenever required under Section 2, 3 or 4 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

             (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

             (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

             (iii) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

             (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

             (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

             (vi) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

             (vii) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 2 (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

         (b) The Holders agree that in connection with any Registration of the Registrable Securities by the Company pursuant to Section 2, 3 or 4:

              (i) It shall be a condition precedent to the other obligations of the Company to take any action pursuant to this Appendix II that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

              (ii) Except as permitted under Regulation M promulgated under the Exchange Act, if the Registrable Securities of such Holder are being distributed pursuant to such Registration, a selling Holder shall not, directly or indirectly, by the use of any means or instrumentality of interstate commerce, or the mails, or any facility of any national securities exchange, either alone or with one or more persons, bid for or purchase for any account in which such Holder has a beneficial interest, any shares of the Common Stock of the Company until the Holder has completed his participation in such distribution.

    6.  FURNISH INFORMATION.

        (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2, 3 or 4 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.


        (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 2 or Section 4 if, due to the operation of Section 9, the number of shares of the Registrable Securities to be included in the registration does not equal or exceed the number of shares required to originally trigger the Company's obligation to initiate such registration as specified in Section 2(a) or Section 4, whichever is applicable.


    7. EXPENSES OF DEMAND REGISTRATION. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings, or qualifications pursuant to Section 2, 3 or Section 4, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company different from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.

    8. EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to the registrations pursuant to Section 3 for each Holder, including (without limitation) all registration, filing, qualification, and printer's fees and expenses, but excluding underwriting discounts and commissions relating to the Registrable Securities.

    9. UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 3 to include any of the Holders' Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling shareholders).
For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners, and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

    10. DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of any provision of this Appendix II.

    11. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Appendix II.

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, or the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any indemnitee for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such indemnitee expressly for use in connection with such registration.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection (b), in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection (b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED, THAT, in no event shall any indemnity obligation under this subsection (b) (together with any obligation to contribute under subsection (d)) exceed the gross proceeds from the offering received by such Holder.

         (c)  Promptly after receipt by an indemnified party under this
Section 11 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 11, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 11.

         (d) If the indemnification provided for in this Section 11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall any Holder's obligation to contribute under this subsection (d) (together with any obligation to indemnify under subsection (b)) exceed the gross proceeds from the offering received by such Holder.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (f) The obligations of the Company and Holders under this Section 11 shall survive the completion of any offering of Registrable Securities in a registration statement filed pursuant to Section 2, 3 or 4, and otherwise.

    12. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times

         (b) take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities as soon as practicable after the date of the Agreement.

         (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

         (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

    13. EXERCISE OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Appendix II may be exercised by any Holder or by any transferee or assignee of such securities who, after such assignment or transfer, holds at least Fifty Thousand (50,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations), provided, in the case of any such transferee or assignee, the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and such transferee or assignee agrees to comply with all obligations imposed on a Holder under applicable provisions of this Appendix II; and PROVIDED, FURTHER, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants, and siblings of such partners or spouses who acquire Registrable Securities by gift, will, or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under applicable provisions of this Appendix II.

    14. "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of any registered underwritten public offering of Company securities, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; PROVIDED, HOWEVER, that all officers and directors of the

Company, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

    In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

    15. TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any rights provided for in Section 2 following the third anniversary of the date of the Agreement. In addition, no Holder shall have the right to register the offer or sale of any Registrable Securities or offer or sell any Registrable Securities pursuant to a Company registration contemplated by
Section 3 hereof or pursuant to the shelf registration contemplated by
Section 4 hereof, if such Holder may sell such Registrable Securities without registration under Rule 144 (or any successor rule) of the SEC, unless the purpose of such registration is to enable such Holder to sell, in a single transaction, or in any event within thirty (30) days of the effective date of the applicable registration statement, Registrable Securities in excess of the number permitted under Rule 144(a).